From:

                                                                       BROKER AGREEMENT
                                                                       FOR THE OPPENHEIMER FUNDS

To:      OPPENHEIMERFUNDS DISTRIBUTOR, INC.
         P.O. BOX 5270
         DENVER, CO  80217-5270

Gentlemen:

         We desire to enter into an agreement  with you for making  available to our customers and reselling to you shares of each of the  open-end  and  closed-end  "interval"  investment  companies,  unit  investment  trusts  and municipal  fund  securities  of which you are, or may  become,  the  Distributor  or  Sub-Distributor  (hereinafter collectively  referred to as the "Funds" and  individually  as a "Fund") and whose shares are offered to the public at an offering  price which may or may not  include a sales  charge  (hereinafter  referred to as  "Shares").  With respect to the  OppenheimerFunds  Legacy Program,  which invests in certain of the Funds through  investment pools, reference  is made to Paragraph 18 below.  Upon  acceptance  of this  Agreement by you, we  understand  that we may offer shares and act as authorized agent for our customers'  purchase of Shares from you, subject,  however, to all of the terms and conditions,  and to your right,  without notice, to suspend or terminate the sale of the Shares of any one or more of the Funds, and we agree to the following:

         1. Shares will be made  available  at the current  offering  price in effect at the time the order of such
Shares is confirmed  and accepted by you at your office in Denver,  Colorado.  All purchase  orders,  resale orders and  applications  of our customers  submitted by us are subject to acceptance or rejection in your sole discretion and, if accepted, each purchase will be deemed to have been consummated at your office in Denver, Colorado.

         2. We  represent  and  warrant  to you that we are a member  of the  National  Association  of  Securities
Dealers,  Inc. ("NASD"),  that such membership has not been suspended,  and that we agree to maintain membership in the  NASD.  We agree to abide by the  provisions  of the  provisions  of the  Investment  Company  Act of 1940,  as amended (the "1940 Act"),  the  Securities  Act of 1933, as amended,  and the  Securities  Exchange Act of 1934, as amended,  and all  applicable  rules and  regulations  of the  Securities  and  Exchange  Commission  and the NASD,
including  without  limitation,  the NASD Rules of Conduct.  We further  agree to comply with all other  applicable state and Federal laws and the rules and  regulations  of  authorized  regulatory  agencies.  We agree that we will not offer  Shares in any state or other  jurisdiction  where they have not been  qualified  for sale or if you have not  advised  us in advance  that such sale is exempt  from such  qualification  requirements.  We are  responsible under this Agreement for inquiring of you as to the jurisdictions in which Shares have been qualified for sale.

         3. We will make  available  to our  customers  Shares of any Fund  only in  accordance  with the terms and conditions of its  then-current  Prospectus and Statement of Additional  Information  (collectively  referred to as the "Prospectus") and we will make no  representations  about such Shares not included in said Prospectus or in any authorized  supplemental  material supplied or authorized by you. We will not use any other offering  materials for the Funds  without  your  written  consent.  We will use our best  efforts  in the offer of Shares  and agree to be responsible  for the proper  instruction  and training of all  brokerage  personnel in this area employed by us, in order that the Shares  will be  offered in  accordance  with the terms and  conditions  of this  Agreement  and all applicable laws,  rules and  regulations.  We agree to hold you harmless and indemnify you, the Funds, and your and their  respective  officers,  directors,  trustees  and  employees  in the event that we, or any of our  current or former employees or agents should violate any law, rule or regulation,  or any provisions of this Agreement,  which violation  may result in any loss or liability to you,  your  affiliates  or any Fund.  If you  determine to refund any amounts  paid by an investor by reason of any such  violation,  we shall  promptly  return to you on demand any agency  commissions  previously  paid by you to us with  respect to the  transaction  for which the refund is made.
Furthermore,  we agree to  indemnify  you,  your  affiliates  and the Funds  against any and all  claims,  demands, controversies,  actions,  losses,  damages,  liabilities,  expenses,  arbitrations,  complaints or  investigations, including  without  limitation,  reasonable  attorneys'  fees  and  court  costs  that are the  result  of or arise directly or indirectly,  in whole or in part, from you, your affiliates or the Funds acting upon  instructions  for the purchase,  exchange or resale of  uncertificated  book shares  received  through your manual or automated phone system or the Fund/SERV  program of National  Securities  Clearing  Corporation;  provided such loss,  liability or damages  are  not the  result  of the  gross  negligence,  recklessness  or  intentional  misconduct  of you,  your affiliates  or the Funds.  All expenses  which we incur in  connection  with our  activities  under this  Agreement shall be borne by us. In connection  with all purchase or resale  orders,  we are acting as agent for our customers and each  transaction is for the account of our customer and not for our own account.  Termination or  cancellation of this Agreement  shall not relieve us from the  requirements  of this paragraph as to transactions or occurrences arising prior to such termination.

         4. Any  applicable  charge and agency  commission  relative to any sales of Shares  made to our  customers will  only be at a rate or  rates  set  forth  in the  then-current  Prospectus  of such  Fund.  In the  event  the
Prospectus  or  statement  of  Additional  Information  provides  for a minimum  holding  period in order for us to receive a dealer  commission,  asset-based  sales charge,  service fee or other payment and Shares relating to that payment are redeemed  prior to the  termination  of that holding  period,  we are obligated to repay you a pro rata portion of such payment,  based on the ratio of (i) the  difference in the period of time such Shares were held and the minimum  holding  period to (ii) the holding  period.  You may recoup some or all of such  amounts  from and to the  extent  there are any other  commissions  or  payments  due and  owing  from you to us at any time,  provided, however,  that you are not obligated to accept  repayment  only out of such other  commissions  or payments and may demand  payment  directly  from us at any time until such amounts are repaid in full.  To secure our  obligation to repay such payments,  we hereby grant you, and you shall have, a security  interest in any and all  commissions and other  payments due us under this  Agreement or under any  Distribution  and Service Plan and  Agreement for any of
the Funds.

         5. The  rate(s) of any  agency  commission  for sale of Shares  are  subject to change by you from time to time,  and any  decreases in such  commissions  shall be made upon 30 days' written  notice,  and any orders placed after the  effective  date of such  change,  will be subject to the rate(s) in effect at the time of receipt of the payment by you.  Such  notice  requirement  shall not apply to any  changes  in the  asset-based  sales  charges or service fees paid for such shares.

         6.  Payments for  purchases of Shares made by us by telephone  or wire order  (including  purchase  orders received  through  your manual or automated  phone  system,  or via the  Fund/SERV  program of National  Securities
Clearing  Corporation),  and all necessary account information required by you to establish an account or to settle a resale order,  including,  without limitation,  the tax identification number of the purchaser,  certified either by the  purchaser  or by us, shall be provided to you and  received by you within  three  business  days after your acceptance  of our order or such  shorter  time as may be  required  by law.  If such  payment or other  settlement information  are not timely received by you, we understand  that you reserve the right,  without notice,  to cancel the purchase or resale order,  or, at your option in the case of a purchase  order,  to sell the Shares  ordered by us  back to the  Fund,  and in  either  case we  shall  promptly  reimburse  you for any  loss to you or the  Fund, including  without  limitation  loss of your  profit,  suffered  by you  resulting  from  our  failure  to make the aforesaid  timely  payment or settlement.  If sales of any Fund's Shares are contingent  upon the Fund's receipt of
Federal Funds in payment  therefor,  we will forward  promptly to you any purchase orders and/or payments  received by us for such Shares from our  customers.  With respect to purchase  orders of  uncertificated  book shares placed via Fund/SERV,  we shall retain in our files all applications  and other documents  required by you to establish an account or to settle a resale order.  We will provide you with the original of such documents at your request.

         7. We agree that we will act as broker  with  respect  to Shares  only if they are  purchased  from you or repurchased  by you from our customers.  If Shares are purchased  from you by our  customers,  we warrant that such purchases  are only for  investment.  If Shares are  purchased by us from our customers for resale to you, we agree that such customers will be paid not less than the applicable  repurchase price then quoted by the Fund.

         8. You may  consider  any  order we place  for Fund  shares  to be the  total  holding  of  Shares  by the investor,  and you may assume  that the  investor  is not  entitled to any  reduction  in sales  price  beyond that accorded  to the  amount of that  purchase  order as  determined  by the  schedule  set  forth in the  then-current
Prospectus, unless we advise you otherwise when we place the order.

         9. We may place resale  orders with you for Shares owned by our  customers,  but only in  accordance  with the terms of the  applicable  Fund  Prospectus.  We understand and agree that by placing a resale order with you by wire or telephone  (including  resale  orders for  uncertificated  book shares  placed via your manual or automated phone system or via the Fund/SERV program of National  Securities Clearing  Corporation),  we represent to you that a request for the  redemption of the shares  covered by the resale order has been delivered to us by the registered owner(s) of such shares,  and that such request has been executed in the manner and with the  signature(s)  of such registered  owner(s)  guaranteed as required by the  then-current  Prospectus of the applicable  Fund.  Such resale orders shall be subject to the following additional conditions:

         (a) We shall furnish you with the exact  registration,  account  number and Class of Shares to be redeemed  at the  time we  place a  resale  order by wire or  telephone.  Other  than for  resale orders of  uncertificated  book shares  placed via  Fund/SERV,  we shall tender to you,  within 3 business  days of our placing  such  resale  order:  (i) a stock power or letter,  duly signed by the registered  owner(s) of the Shares which are the subject of the order, duly guaranteed,  (ii)
         any Share  certificates  required for such redemption,  and (iii) any additional  documents which may be required by the applicable  Fund or its transfer  agent,  in accordance  with the terms of the  then-current  Prospectus  of the  applicable  Fund and the policies of the  transfer  agent.
         With  respect to resale  orders of  uncertificated  book shares  placed via  Fund/SERV,  we shall retain in our files all  documents  required by you to effect such  transaction.  We will provide you with the original of such documents at your request.

         (b) The resale  price will be the next net asset  value per share of the  Shares  computed  after your receipt,  prior to the close of the New York Stock Exchange ("NYSE"),  of an order placed by us to  resell  such  Shares,  except  that  orders  placed by us after the close of the NYSE on a business  day will be based on the  Fund's net asset  value per share  determined  that day,  but only if such orders were  received by us from our customer  prior to the close of business of the
         NYSE that day and if we placed our resale  order with you prior to your normal  close of business that day.

         (c) In  connection  with a  resale  order  we have  placed,  if we fail to make  delivery  of all required  certificates  and documents in a timely manner,  as stated above (other than for resale orders placed via  Fund/SERV),  or if the  registered  owner of the Shares  subject to the resale order  redeems such Shares  prior to our  settlement  of the order,  you have the right to cancel our resale  order.  If any  cancellation  of a resale  order or if any error in the timing of the acceptance of a resale order placed by us shall result in a loss to you or the  applicable  Fund, we shall promptly reimburse you for such loss.

         10. If any Shares  sold to our  customers  under the terms of this  Agreement  are  redeemed by any of the
Funds  (including  without  limitation  redemptions  resulting  from an exchange for Shares of another Fund) or are repurchased  by you as agent for the Fund or are  tendered to a Fund for  redemption  within  seven  business  days after your  confirmation to our customers of our original  purchase order for such Shares,  we shall promptly repay you the full  amount  of the  agency  commission  (including  any  supplemental  commission)  allowed  to us on the original sale,  provided you notify us of such  repurchase or redemption.  Termination,  amendment or  cancellation of this Agreement shall not relieve us from the requirements of this paragraph.

         11. We will comply  with,  and conform our  practices  to, any and all written  compliance  standards  and policies and procedures that you may from time to time provide to us.

         12. Your  obligations to us under this  Agreement are subject to the provisions of any agreements  entered into  between  you and the Funds and any plans  adopted by the Funds under Rule 12b-1 under the 1940 Act. If we are paid a service  fee by you or by any of the  Funds,  we agree to  provide,  at the  request  of you or such  Funds, verifications  that such payments were used for personal  services  and/or the  maintenance  of personal  accounts, related to the Shares held by our  customers.  We understand and agree that you are in no way  responsible  for the manner of our  performance  of, or for any of our acts or omissions  in  connection  with,  the services we provide under this  Agreement.  Nothing  in this  Agreement  shall be  construed  to  constitute  us or any of our  agents, employees or representatives as the agent or employee of you or any of the Funds.

         13.  We  undertake  to  promptly  notify  you if we are  not  now a  member  of  the  Securities  Investor
Protection  Corporation (or its  successor)("SIPC"),  or if at any time during the term of the Dealer  Agreement we cease  being a member  of SIPC.  Such  notice  shall be in  writing  and  shall be sent via  first  class  mail to:
OppenheimerFunds Distributor, Inc., Attn:  General Counsel, Two World Trade Center New York, NY  10048-0203.

         14. We may terminate this Agreement by written notice to you,  which  termination  shall become  effective ten days after the date of  mailing  such  notice to you.  We agree that you have and  reserve  the right,  in your sole  discretion  without notice to us, to suspend sales of Shares of any of the Funds, at any time, or to withdraw entirely the offering of Shares of any of the Funds,  at any time, or, in your sole  discretion,  to modify,  amend or cancel this Agreement upon written notice to us of such  modification,  amendment or  cancellation,  which shall be effective on the date stated in such notice.  Without  limiting the foregoing,  you may terminate this Agreement if we violate any of the provisions of this Agreement,  said  termination to become  effective on the date you mail such notice to us. Without limiting the foregoing,  and any provision hereof to the contrary  notwithstanding,  our expulsion from the NASD will  automatically  terminate this Agreement without notice; our suspension from the NASD, the appointment of a trustee for all or substantially  all of our business  assets,  or our violation of applicable state,  Federal or foreign laws or rules and  regulations  of authorized  regulatory  agencies will  terminate this
Agreement  effective  upon the date you mail  notice to us of such  termination.  Your  failure to  terminate  this
Agreement  for a particular  cause shall not  constitute a waiver of your right to  terminate  this  Agreement at a later  date for the same or any other  cause.  All  notices  hereunder  shall be to the  respective  parties at the addresses  listed  hereon,  unless such address is changed by written  notice sent to the last address of the other party  provided  under this  Agreement.  Any consent  given by us to  hyperlink  any web site under your control to
oppenheimerfunds.com  is  immediately  withdrawn  upon  termination  of this  Agreement.  In the  event of any such
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termination,  you shall promptly  eliminate or terminate any such links to, or frames of,  oppenheimerfunds.com  or
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any portion thereof.

         15. This  Agreement  shall become  effective as of the date when it is executed and dated by you below and shall be in substitution of any prior  agreement  between you and us covering any of the Funds.  This Agreement and all the rights and  obligations of the parties  hereunder  shall be governed by and construed under the laws of the
State of New York  applicable  to agreements  to be performed in New York,  without  giving effect to choice of law rules.  This  Agreement is not assignable or  transferable,  except that you may without notice or consent from us, assign or  transfer  this  Agreement  to any  successor  firm or  corporation  which  becomes  the  Distributor  or
Sub-Distributor  of the Funds or assign any of your duties under this  Agreement to any entity under common control with you.

         16. By  signing  this  Agreement,  we  represent  and  warrant  to you that this  Agreement  has been duly authorized  by us by all  necessary  action,  corporate  or  otherwise,  and is  signed  on our  behalf by our duly authorized officer or principal.

         17. Set forth on Appendix A hereto are the Policies and  Procedures  With Respect to Sales of  Multi-Class
Oppenheimer Funds.

         18. We acknowledge  and agree that Appendix B hereto titled  "Policies and Procedures  With Respect to the
OppenheimerFunds  Legacy Program" shall govern our  participation in the  OppenheimerFunds  Legacy Program.  In the
event of any  inconsistency  between the  provisions of Appendix B and the provisions in this main  Agreement,  the provisions of Appendix B shall govern.

                                                     (Name of Broker)

                                                     (Address)

By:
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                                                                       (Authorized Signature of Broker)

                                                     (Name)

(Title)

                                                     Accepted:
                                                     OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:
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Date:
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                                                                       APPENDIX A

                                                                       POLICIES AND PROCEDURES
                                                                       WITH RESPECT TO SALES
                                                                       OF MULTI-CLASS
                                                                       OPPENHEIMER FUNDS

         The "Multi-Class"  Oppenheimer Funds offer one or more of the following classes of shares--shares  subject to a front-end  sales charge  ("Class A Shares"),  shares  subject to an  asset-based  sales charge and a declining contingent  deferred  sales charge ("Class B Shares"),  and/or shares subject to an asset-based  sales charge and a
12-month  contingent  deferred  sales charge ("Class C Shares").  It is therefore  important for investors not only to choose a fund  appropriate for their  investment  objectives,  but also to choose the  appropriate  distribution arrangement,  based on a variety  of factors  including  the  amount  invested  and the  expected  duration  of the investment.  To assist investors in these decisions, we are instituting the following policy.

         1.  Purchase  order(s) by a "single  purchaser"  in any one day for  $100,000 or more of Class B shares of
Oppenheimer  Funds described in their  respective  prospectuses as "Eligible Funds" but less than the amounts shown in the next paragraph must be reviewed by [Dealer's  appropriate  supervisor],  who must approve the purchase order ticket in light of the relevant facts and circumstances, including:

         (a)  the specific purchase order dollar amount;

         (b)  the length of the time the investor expects the investment will be held; and

         (c) any other  relevant  circumstances,  such as the  availability  of a reduced sales charge for purchasing  Class A Shares under rights of  accumulation  or a letter of intent,  and anticipated changes in the fund's per share net asset value.

         2.  Purchase  order(s)  by a "single  purchaser"  in any one day for  either  $500,000  or more of Class B shares or  $1,000,000  or more of Class C shares of one or more  Oppenheimer  Funds  described in their  respective prospectuses as "Eligible Funds" will not be permitted.

         The instances in which one  distribution  arrangement may be more  appropriate  than the other include the following.  Investors who would qualify for a reduced  front-end  sales charge on Class A Shares may determine that payment of such a reduced  front-end  sales charge is preferable to payment of a higher ongoing  asset-based  sales charge in another Class.  On the other hand,  investors  whose orders would not qualify for a Class A reduced sales charge may wish to defer the sales charge and have their entire  investment  applied to purchase Class B or Class C
Shares.  However, if such an investor  anticipates  redeeming Class B Shares within a short period of time, such as within one year, that investor may, depending on the amount purchased,  bear higher  distribution  expenses than if
Class A Shares  had been  purchased  instead.  In  addition,  investors  who  intend  to hold  their  shares  for a significantly  long time may not wish to bear the higher  ongoing  asset-based  sales charges of Class B or Class C
Shares  irrespective  of the fact that the  contingent  deferred  sales charge that would apply to a redemption  of
Class B shares is reduced over time and is ultimately  eliminated,  or that the  contingent  deferred  sales charge that would apply to a redemption of Class C shares is relatively small in duration and amount.

         [Dealer's  appropriate  supervisor] must ensure that all employees  receiving investor inquiries about the purchase of shares of Multi-Class  Oppenheimer  Funds advise the investor of the alternative  distribution  methods offered,  and the impact of choosing one method over  another.  It may be  appropriate  for  [Dealer's  appropriate supervisor] to discuss specific purchases of the types described above with the investor.

         This  policy  is  effective  immediately  with  respect  to any order  for the  purchase  of shares of all
Multi-Class  Oppenheimer  Funds.  Questions  relating to this policy  should be directed to  [Dealer's  appropriate senior management personnel], who may obtain further information from OppenheimerFunds  Distributor,  Inc.'s Dealer
Services Department at 1-800-525-7040.

                                                                                                         APPENDIX B

                                                                                            POLICIES AND PROCEDURES
                                                                                                    WITH RESPECT TO
                                                                                    OPPENHEIMERFUNDS LEGACY PROGRAM

As  determined  by  OppenheimerFunds,  Inc.  (or an  affiliate)  and as approved by the Board of  Directors  of the
Program (as  hereinafter  defined),  certain of the Funds and the Shares (each as defined in the Agreement to which this  Appendix B is an  addendum)  will be  available  for  purchase by the  OppenheimerFunds  Legacy  Program (the
"Program"),  a tax-exempt  charitable  organization  under Section  501(c)(3) of the Internal Revenue Code of 1986.
Donations  ("Donations")  received by the Program will be irrevocable  and thereafter  invested by and on behalf of the  Program  in the  Shares,  as  approved  and  directed  by the  Board  of  Directors  of the  Program  based on recommendations  received from Program donors (the  "Participants"),  pending  disbursement as grants to qualifying charitable  organizations.  Donations will qualify as current  charitable gift deductions for Participants.  We are a  registered  broker-dealer  or  authorized  financial  institution  that intends to make  customers  aware of the
Program.  The Program is described in the current  Legacy  Program  Guidebook  (the  "Guidebook"),  Legacy  Program
Consumer  Brochure (the  "Brochure")  and Financial  Advisor Fact Sheet,  copies of which have been provided to us.
Each applicable Fund's prospectus as in effect from time to time (the "Prospectus") will be made available.

In connection with the  participation  in the Program by our customers,  which may result in distribution of Shares by the Fund to the  Program,  we are  authorized  to  provide  and have  agreed to  provide  Program  participation assistance and administrative  services in support of Participant  accounts, as described below, upon the following terms and conditions:

1.       Applications for Program  participation and the handling thereof will be subject to instructions  provided by  OppenheimerFunds  Distributor,  Inc.  ("OFDI")  from time to time.  All  applications  are  subject to acceptance  by the  Program at its  offices.  The Program  reserves  the right in its sole  discretion  to reject any application.  The minimum Donation is set forth in the current Guidebook.

         We agree  that we will not  assist in the  completion  of any  Program  application  or  forward it to the
         Program  unless we  previously  have  delivered or caused to be delivered to such  proposed  Participant a copy of the Guidebook and the Brochure.

         With respect to any and all  Participants  in the Program,  subject to the terms of this Appendix B, it is understood  and  agreed in each  case that  unless  agreed  to by OFDI in  writing:  (a) we will be acting solely  as agent  for the  Participant  and not as agent  for OFDI or the  Program;  (b) the  decision  to participate  will be made  solely by the  Participant;  (c)  instructions  which we may provide to OFDI on behalf  of a  Participant  will be  solely  as agent  for the  Participant;  and (d) we will  refer to the
         Program all Participant  questions  relating to the operation of the Program,  including,  but not limited to, the Program's investment in Shares.

         We alone are  responsible  for  determining  whether  participation  in the  Program is  suitable  for our customer and which investment allocation is appropriate.

         We shall not effect any  transactions  in the  Program or induce any action by a  Participant  by means of any  manipulation,  deceptive or other fraudulent device or contrivance and shall otherwise deal equitably and fairly with our customers with respect to participation in the Program.

2.       For our services hereunder, we may be eligible to receive the following compensation from OFDI:

                  (a)  Program  Participation   Assistance.   We  may  receive  compensation  for  our  efforts  in
                       -----------------------------------
                  assisting  those who wish to  participate  in the  Program  to do so  ("Participation  Assistance
                  Fees").  In  consideration  of receipt of  Participation  Assistance Fees, we will make customers aware of the Program;  we will arrange and hold meetings with  customers  concerning the Program;
                  we will assist customers in completing  documentation  required to participate in the Program; we will obtain and transmit information regarding  prospective  Participants to the Program; we will refer to the Program  questions  relating to the  operation of the Program;  and otherwise act as liaison between prospective Participants and the Program.

                  (b) Service  Fee. We may also be paid an account  service fee (the  "Account  Service  Fee") with
                      ------------
                  respect to each  Participant  account  maintained by the Program,  subject to our compliance with the  Agreement  and this  Appendix B and to our  providing  the services to and acting as liaison
                  with   Participants   including  but  not  limited  to  (1)  maintaining   regular  contact  with
                  Participants  and  assisting  in  referring  to the Program  inquiries  concerning  the  Program, including the  performance of the  Participant  Account  investments;  (2) assisting OFDI and the
                  Program in effecting and maintaining  accurate  Participant  accounts and records;  (3) assisting
                  Participants in effecting  administrative  changes such as account  addresses;  and (4) providing any other  information  or services as the  Participants  or OFDI may  request.  Any such Account
                  Service Fee shall be subject to and in accordance  with  applicable  laws,  rules and regulations and applicable  guidelines  and rules of the National  Association  of Securities  Dealers,  Inc.
                  ("NASD Rules").

                  We acknowledge  and agree that the  Participation  Assistance Fee and the Account Service Fee are
                  the only forms of  compensation  for which we may be eligible for  participating  in the Program.
                  We further  acknowledge and agree that the  Participation  Assistance Fee and the Account Service
                  Fee are payable by OFDI, not by the Program,  from 12b-1 payments  otherwise payable by the Funds to  dealers,  brokers,  banks and other  financial  institutions  in  respect of sales of Class C
                  Shares of the  Funds.  OFDI  reserves  the  right,  without  notice,  to  increase,  decrease  or terminate any Program Participation Assistance or Account Service Fee.

3.       We shall be an independent  contractor  and neither we nor any of your  directors,  partners,  officers or employees  as  such,  is or  shall  be an  employee  of  OFDI,  of  the  Program  or of the  Fund.  We are
         responsible  for our own conduct and the  employment,  control and conduct of our agents and employees and for injury to such agents or employees or to others through our agents or employees.

4.       We will be responsible for insuring our compliance  with all laws and  regulations  including those of the
         NASD, the Securities and Exchange  Commission and any state  regulatory body having  jurisdiction  over us or our customers.

5.       No person is authorized to make any  representations  concerning (1) the Program,  except those  contained in the  Guidebook,  the Brochure and in such printed  information  as may be issued by the Program for use as  information  supplemental  to  the  Guidebook;  or (2)  the  Shares,  except  those  contained  in the
         Prospectus  and  Statement  of  Additional  Information  relating  thereto (the "SAI") and in such printed information  as may be  issued  by  OFDI  for  use  as  information  supplemental  to the  Prospectus.  In communications  regarding  the  Program  to  Participants,  we shall  rely  solely on the  representations
         contained  in  the  aforementioned   materials.   Any  applicable  registrations  with  respect  to  state
         charitable  solicitation laws and any qualification of Shares in the various states,  including the filing of any state or further  state  notices,  and any  printed  information  which we  furnish  other than the
         Prospectus and SAI and periodic  reports are our sole  responsibility  to the extent  required and not the responsibility  of the Program,  and we agree that the Program  shall have no liability or  responsibility to us in these respects.

6.       As to  broker/dealers,  we  represent  that we are a member in good  standing  of the NASD and agree  that
         termination   or  suspension  of  such   membership  at  any  time  shall   terminate   this  Appendix  B,
         notwithstanding  anything set forth  herein to the  contrary,  and that if we are a foreign  dealer (a) we are  registered  under the Securities  Exchange Act of 1934 and (b) we will conform to the NASD Rules.  We agree  that we will  immediately  advise  you of any  termination  or  suspension  of such  membership  or registration.

7.       We and agree that all  disputes  between us of  whatever  subject  matter,  whether  existing  on the date hereof  or  arising  hereafter,  shall  be  submitted  to  arbitration  in  accordance  with  the  Code of
         Arbitration  Procedure of the NASD, or similar  rules or code, in effect at the time of the  submission of any such dispute.

8.       The Program,  without notice,  may be suspended or terminated  entirely at any time without  notice.  OFDI reserves  the right to amend  this  Appendix  B at any time and we agree  that the  submission  of a Donor
         Contribution  Agreement  after  notice  of any  such  amendment  has  been  sent to us  shall  demonstrate conclusively our agreement to any such amendment.

9.       Additional  copies of the Guidebook and Brochure,  any other Program  information and the Prospectus,  SAI and any printed  information  issued  supplementing  the  Prospectus  will be supplied by us in reasonable quantities upon request.

10.      We will  indemnify and hold harmless OFDI and each of its directors and officers and each person,  if any, who controls  OFDI within the meaning of Section 15 of the  Securities  Act of 1933 (the  "Act"),  against any loss,  liability,  damages,  claim or expense  (including  the  reasonable  cost of  investigating  or defending any alleged loss, liability,  damages,  claim or expense and reasonable counsel fees incurred in connection therewith),  arising by reason of any Participant's  participation in the Program, which may be based upon the Act or any other  statute or common  law,  on account of any  wrongful  act by us or any of our employees  (including any failure to conform with any  requirement of any state or federal law or NASD
         Rules  relating  to the  offering  of the  Program),  unless  any  such  act  was  made in  reliance  upon information  furnished  to us by or on  behalf  of  OFDI,  provided,  however,  that in no case (i) is the indemnity  by us in favor of any  person  indemnified  to be deemed  to  protect  OFDI or any such  person against any  liability  to which OFDI or any such person  would  otherwise be subject by reason of willful misfeasance,  bad faith or gross  negligence in the  performance  of its or his duties or by reason of its or his reckless  disregard of its or his obligations  and duties under this  Agreement,  or (ii) are we to be liable  under our  indemnity  agreement  contained  in this  paragraph  with  respect to any claim made against  OFDI or any  person  indemnified  unless  OFDI or such  person,  as the case may be,  shall  have notified us in writing  within a  reasonable  time after the summons or other first legal  process  giving information  of the nature of the claim  shall have been  served  upon OFDI or upon such  person (or after
         OFDI or such person shall have received  notice of such service on any designated  agent),  but failure to notify  us of any such  claim  shall not  relieve  us from any  liability  that we may have to OFDI or any person  against  whom such  action  is  brought  otherwise  than on  account  of our  indemnity  agreement contained in this  paragraph.  We shall be entitled to  participate,  at our own expense,  in the defense, or, if we so elect,  to assume the defense of any suit brought to enforce any such  liability,  but, if we elect to assume the defense such defense shall be conducted by counsel  chosen by us and  satisfactory  to
         OFDI, or to its officers or directors,  or to any controlling  person or persons,  defendant or defendants in the suit.  In the event that we assume the  defense of any such suit and retain such  counsel,  OFDI or such officers or directors or controlling  person or persons,  defendant or defendants in the suit,  shall bear the fees and expenses of any additional  counsel  retained,  by them, but, in case we do not elect to assume the defense of any such suit, we shall  reimburse OFDI and such officers,  directors or controlling person or persons,  defendant or  defendants  in such suit,  for the  reasonable  fees and expenses of any counsel  retained by them.  We agree  promptly to notify OFDI of the  commencement  of any  litigation  or proceedings against it in connection with the offer, issue and sale of any Shares.

         OFDI will  indemnify  and hold harmless you and each of your  directors  and officers and each person,  if any, who controls  you within the meaning of Section 15 of the Act against any loss,  liability,  damages, claim or  expense  (including  the  reasonable  cost of  investigating  or  defending  any  alleged  loss, liability,  damages,  claim or expense and  reasonable  counsel fees  incurred in  connection  therewith), arising by reason of any  Participant's  participation in the Program,  which may be based upon the Act or any  other  statute  or  common  law,  on  account  of any  wrongful  act by OFDI or any of its  employees
         (including  any  failure to conform  with any  requirement  of any state or  federal  law or NASD  Rules), unless  any such act was made in  reliance  upon  information  furnished  to OFDI by or on  behalf of you, provided,  however,  that in no case (i) is the indemnity by OFDI in favor of any person indemnified to be deemed to protect  us or any such  person  against  any  liability  to which we or any such  person  would otherwise be subject by reason of willful  misfeasance,  bad faith or gross  negligence in the performance of our or his duties or by reason of our or his  reckless  disregard of its  obligations  and duties under this Appendix B, or (ii) is OFDI to be liable under its indemnity  agreement  contained in this  paragraph with  respect to any claim made  against us or any person  indemnified  unless we or such  person,  as the case may be,  shall have  notified  OFDI in writing  within a  reasonable  time after the summons or other first legal process  giving  information of the nature of the claim shall have been served upon us or upon such person (or after we or such  person  shall have  received  notice of such  service on any  designated agent),  but  failure to notify OFDI of any such claim shall not  relieve  OFDI from any  liability  which
         OFDI may have to us or any person  against  whom such action is brought  otherwise  than on account of its indemnity  agreement  contained  in this  paragraph.  OFDI shall be  entitled to  participate,  at its own expense,  in the  defense,  or, if it so elects,  to assume the defense of any suit brought to enforce any such  liability,  but, if it elects to assume the  defense,  such  defense  shall be  conducted by counsel chosen by OFDI and  satisfactory to us, or to our officers or directors,  or to any controlling  person or persons,  defendant  or  defendants  in the suit.  In the event that OFDI  assumes the defense of any such suit and  retains  such  counsel,  we or such  officers or  directors  or  controlling  person of persons, defendant or defendants in the suit,  shall bear the fees and expenses of any additional  counsel retained by it, but in case OFDI does not elect to assume the  defense or any such suit,  OFDI shall  reimburse  us and such officers,  directors or controlling person or persons,  defendant or defendants in such suit, for the  reasonable  fees and expenses of any counsel  retained by us or him.  OFDI agrees  promptly to notify us of the  commencement of any litigation or proceedings  against it in connection  with the offer,  issue and sale of any Shares.

11.      This  Appendix  B shall  become  effective  as of the date it is  mailed by you and  supersedes  any prior agreement between us with respect to the sale of Shares of any of the Funds for the Program.

Legag/agmt10_01_brokerage